EXHIBIT  11 - EARNINGS (LOSS) PER SHARE


         STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                           THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                              SEPTEMBER 30,                     SEPTEMBER 30,
                                                        -----------------------           -------------------------
PRIMARY EARNINGS (LOSS) PER SHARE                           1997         1996                 1997          1996
                                                        ----------   ----------           ----------    -----------

Computation for Statement of Operations:
   Net earnings (loss) per statement of
   operations used in primary earnings
   (loss) per share computation:

         Net earnings (loss)                            $  199,593   $ (607,484)          $  700,903    $(4,057,828)

   Interest on borrowings, net of tax
   effect, on application of assumed
   exercise of warrants and options in
   excess of 20% limitation                                 26,596          /(1)/             86,042            /(1)/
                                                        ----------   ----------           ----------    -----------

         Net earnings (loss) as adjusted                $  226,189   $ (607,484)          $  786,945    $(4,057,828)
                                                        ==========   ==========           ==========    ===========

   Weighted average number of shares
   outstanding, as per primary computation
   above                                                 1,343,048    1,353,019            1,342,648      1,344,774

   Net shares issuable from assumed exercise
   of warrants and options, as determined by
   the application of the Modified Treasury
   Stock Method                                            257,516          /(1)/            257,596            /(1)/
                                                        ----------   ----------           ----------    -----------

      Weighted average number of shares
      outstanding                                        1,600,564    1,353,019            1,600,244      1,344,774
                                                        ==========   ==========           ==========    ===========


Primary earnings (loss) per share                       $     0.14   $    (0.45)          $     0.49    $     (3.02)
                                                        ==========   ==========           ==========    ===========

/(1)/  Anti-dilutive

                                                           THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                              SEPTEMBER 30,                     SEPTEMBER 30,
                                                        -----------------------           -------------------------
FULLY DILUTED EARNINGS (LOSS) PER SHARE                    1997         1996                 1997           1996
                                                        ----------   ----------           ----------    -----------

Computation for Statement of Operations:
   Net earnings (loss) per statement of
   operations used in fully diluted
   earnings (loss) per share computation:

         Net earnings (loss)                            $  199,593   $ (607,484)          $  700,903    $(4,057,828)

   Interest and amortized costs on
   convertible notes, net of tax effect                        /(1)/        /(1)/                /(1)/          /(1)/

   Interest on borrowings, net of tax
   effect, on application of assumed
   exercise of warrants and options in
   excess of 20% limitation                                 26,596          /(1)/             86,042            /(1)/
                                                        ----------   ----------           ----------    -----------

         Net earnings (loss) as adjusted                $  226,189   $ (607,484)          $  786,945    $(4,057,828)
                                                        ==========   ==========           ==========    ===========

   Weighted average number of shares
   outstanding, as per fully diluted
   computation above                                     1,343,048    1,353,019            1,342,648      1,344,774

   Net shares issuable from assumed exercise
   of warrants and options, as determined by
   the application of the Modified Treasury
   Stock Method                                            257,516          /(1)/            257,596            /(1)/

   Weighted average shares issuable from
   assumed conversion of convertible notes                     /(1)/        /(1)/                /(1)/          /(1)/
                                                        ----------   ----------           ----------    -----------
   Weighted average number of shares
   outstanding                                           1,600,564    1,353,019            1,600,244      1,344,774
                                                        ==========   ==========           ==========    ===========


Fully diluted earnings (loss) per share                 $     0.14   $    (0.45)          $     0.49    $     (3.02)
                                                        ==========   ==========           ==========    ===========

/(1)/  Anti-dilutive

                                       2